EXHIBIT 10.3

LA JOLLA PHARMACEUTICAL COMPANY

2018 EMPLOYEE STOCK PURCHASE PLAN

1.Purpose.

The purpose of the 2018 Employee Stock Purchase Plan, including any sub-plans or appendices hereto (the “Plan”), is to provide an opportunity for Employees of La Jolla Pharmaceutical Company, a California corporation (the “Company”) and its Participating Subsidiaries to purchase Common Stock of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods or Purchase Price.

2.Definitions.

(a)“Applicable Law” means the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)“Board” means the Board of Directors of the Company.

(c)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(d)“Commencement Date” means, with respect to a given Offering Period, the first Trading Day during such Offering Period.

(e)“Committee” means the Compensation Committee of the Board (or any successor committee) or the officer, officers or committee as designated by the Board to administer the Plan in accordance with Section 15.

(f)“Common Stock” means the common stock of the Company, par value $0.0001 per share, or any securities into which such Common Stock may be converted.

(g)“Compensation” means the total compensation paid by the Company to an Employee with respect to an Offering Period, including salary, commissions, overtime, shift differentials, performance-based cash bonuses and all or any portion of any item of compensation considered by the Company to be part of the Employee's regular earnings, but excluding items not considered by the Company to be part of the Employee's regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as relocation bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums,  differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by the Company or a Participating Subsidiary and tuition and other reimbursements. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h)“Effective Date” means July [_], 2018, the date on which the Plan was adopted by the Board.

(i)“Employee” means an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Company or a Participating Subsidiary on the Company’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of the Company or a Participating Subsidiary shall be included within the definition of “Employee” if such person's customary employment is for less than 20 hours per week or for less than 5 months per year. Individuals classified as independent contractors, consultants or advisers are not considered “Employees.”

(j)“Enrollment Period” means, with respect to a given Offering Period, that period established by the Committee prior to the commencement of such Offering Period during which Employees may elect to participate in order to purchase Common Stock at the end of that Offering Period in accordance with the terms of this Plan.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(l)“Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(m)“Offering Period” means a period of no more than 27 months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Offering Periods with terms established by the Committee in accordance with the Plan. Once established, the duration and timing of Offering Periods may be changed or modified by the Committee as permitted by the Plan. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be 6 months and there shall be no overlapping Offering Periods.

(n)“Offering Price” means the Fair Market Value of a share of Common Stock on the Commencement Date for a given Offering Period.

(o)“Participant” means a participant in the Plan as described in Section 5 of the Plan.

(p)“Participating Subsidiary” means a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(q)“Purchase Date” means the last Trading Day of each Offering Period.

(r)“Purchase Price” shall have the meaning set out in Section 8(b).

(s)“Securities Act” means the U.S. Securities Act of 1933, as amended, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(t)“Shareholder” means a record holder of shares entitled to vote such shares of Common Stock under the Company's bylaws.

(u)“Subsidiary” means any business entity (including a limited liability company, corporation or a partnership) in which the Company owns (either directly or indirectly through one or more other Subsidiaries) 50% or more of the total combined voting power of all classes of outstanding equity interests.

(v)“Trading Day” means a day on which U.S. national stock exchanges are open for trading and the Common Stock is being publicly traded on one or more of such markets.

3.Eligibility.

(a)Any Employee of the Company or any Participating Subsidiary at the beginning of an Enrollment Period for a given Offering Period shall be eligible to participate in the Plan with respect to such Offering Period and future Offering Periods, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an Enrollment Period and/or that customary employment exceed a specified number of hours or period during a calendar year to be eligible to participate with respect to the associated Offering Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q). If the Committee does not establish different rules with respect to an Offering Period, the minimum period of employment that must be completed prior to the beginning of an Enrollment Period shall be 5 working days.

(b)No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company or its Subsidiaries, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan.

4.Offering Periods.

The Plan shall be implemented by a series of Offering Periods, which shall possess terms specified by the Committee in accordance with the terms of the Plan. Offering Periods shall continue until the Plan is terminated pursuant to Section 14 hereof. Once established, the Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the Commencement Dates thereof) with respect to future Offering Periods if such change is announced prior to the scheduled occurrence of the Enrollment Period for the first Offering Period to be affected thereafter. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be 6 months and there shall be no overlapping Offering Periods.

5.Participation.

(a)An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Enrollment Period for an Offering Period and elects to participate in such Offering Period shall automatically receive an option in accordance with Section 8(a). Such an Employee shall become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by the Company or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than 1% and not to exceed 10% of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before an Enrollment Period for a future Offering Period) on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. The Company shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply.

(b)Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

(c)Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Offering Period. Any Participant who wishes to withdraw from the Plan during an Offering Period, must complete the withdrawal procedures prescribed by the Committee, subject to any rules established by the Committee, or changes to such rules, pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan, or imposing a waiting period on Participants wishing to re-enroll following withdrawal.

(d)A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Offering Period. A Participant may decrease his or her rate of contribution through payroll deductions during a given Offering Period during such times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to 0% at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period, which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).

6.Termination of Employment.

In the event any Participant terminates employment with the Company and its Participating Subsidiaries for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Offering Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. If the Committee does not establish different rules with respect to an Offering Period, then if a Participant’s termination of employment occurs on or after the 5th working day preceding the Purchase Date of an Offering Period, then his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and the Company, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

7.Stock.

Subject to adjustment as set forth in Section 11, the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall initially be 750,000 shares (the “Share Reserve”). Notwithstanding the foregoing, subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock that may be issued to any Employee in a given Offering Period shall be 20,000 shares of Common Stock. The Committee may change this limitation at any time on a prospective basis to apply to future Offering Periods. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

8.Offering.

(a)On the Commencement Date relating to each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase a number of whole shares of Common Stock (as adjusted as set forth in Section 11) established by the Committee, which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Offering Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds U.S. $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period and (ii) the termination of the Offering Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

(b)The Purchase Price under each option shall be with respect to an Offering Period the lower of (i) a percentage (not less than 85%) (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Fair Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. For a given Offering Period, the Designated Percentage shall be established no later than the beginning of the Enrollment Period for such Offering Period. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below 85%, and the Committee may determine with respect to any prospective Offering Period that the Purchase Price shall be the Designated Percentage of the Fair Market Value of a share of the Common Stock solely on the Purchase Date. If the Committee does not establish the Designated Percentage prior to the beginning of the Enrollment Period for a given Offering Period, the Designated Percentage for such Offering Period shall be 85%.

9.Purchase of Stock.

Unless a Participant withdraws from the Plan as provided in Section 5(c), terminates employment prior to the end of an Offering Period as provided in Section 6, or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b) in accordance with the terms of the Plan, including Section 7. Notwithstanding the foregoing, the Company or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance and/or other amounts which the Company or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. A Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

10.Payment and Delivery.

As soon as practicable after the exercise of an option, the Company shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase of Common Stock, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. If the Committee does not establish different rules with respect to an Offering Period, all shares of Common Stock purchased on each Purchase Date may not be sold prior to the earliest of: (i) the first anniversary of the applicable Purchase Date; (ii) the date on which a Participant terminates service with the Company or a Participating Subsidiary, or (iii) the consummation of a Covered Transaction (as defined in the 2013 Equity Incentive Plan). The Company or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct the Company to retain in a Participant’s account for the subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant. If the Committee does not establish different rules with respect to an Offering Period, then all amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

11.Recapitalization.

Subject to any required action by the Shareholders of the Company, if there is any change in the outstanding shares of Common Stock or other securities of the Company because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, extraordinary dividend whether in cash and/or other property, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock or other securities (including any such change in the number of shares of Common Stock or other securities effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock or other securities effected without receipt of consideration by the Company, provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration,” the type and number of securities covered by each option under the Plan which has not yet been exercised and the type and number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in an Offering Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be appropriately and proportionally adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

12.Merger, Liquidation and Other Corporate Transactions.

(a)In the event of a proposed liquidation or dissolution of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

(b)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation or similar combination of the Company with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

13.Transferability.

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).

14.Amendment or Termination of the Plan.

(a)The Plan shall continue from the Effective Date until the time that the Plan is terminated in accordance with Section 14(b).

(b)The Board or the Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Shareholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period then in progress.

15.Administration.

(a)The Board has appointed the Committee to administer the Plan, who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee and/or to an officer or officers or employees of the Company the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held.

(b)In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee and their delegates shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within 60 days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

16.Committee Rules for Foreign Jurisdictions.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423 and shall be deemed to be outside the scope of Code section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Shareholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

17.Securities Laws Requirements.

(a)No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than 12 months and the Purchase Date shall in no event be more than 27 months from the Commencement Date relating to such Offering Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

18.Government Regulations.

This Plan and the Company's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale or delivery of stock hereunder.

19.No Enlargement of Employee Rights.

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Company or any Participating Subsidiary or to interfere with the right of the Company or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

20.Governing Law.

This Plan shall be governed by applicable laws of the State of California and applicable federal law.

21.Effective Date.

This Plan shall be effective on the Effective Date, subject to approval of the Shareholders of the Company within 12 months before or after its date of adoption by the Board.

22.Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

23.Designation of Beneficiary for Owned Shares.

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by the Company or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, the Company or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine. The provisions of this Section 23 shall in no event require the Company to violate local law, and the Company shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

24.Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25.Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or the Committee at the location, or by the person, designated by the Company for the receipt thereof.

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